Exhibit 10.1

AMENDMENT

TO THE

INVESTMENT MANAGEMENT TRUST AGREEMENT

This Amendment No. 2 (this “Amendment”), dated as of August 3, 2023, to the Investment Management Trust Agreement (as defined below) is made by and between Kernel Group Holdings, Inc. (the “Company”) and Continental Stock Transfer & Trust Company, as trustee (“Trustee”). All terms used but not defined herein shall have the meanings assigned to them in the Trust Agreement.

WHEREAS, the Company and the Trustee entered into an Investment Management Trust Agreement dated as of February 5, 2021 (the “Trust Agreement”);

WHEREAS, Section 1(i) of the Trust Agreement sets forth the terms that govern the liquidation of the Trust Account under the circumstances described therein;

WHEREAS, at an Extraordinary General Meeting of the Company held on August 3, 2023, the Company’s shareholders approved (i) a proposal to amend the Company’s amended and restated articles of association (the “Amended and Restated Articles of Association”) extending the date by which the Company has to consummate a business combination from August 5, 2023 to February 5, 2024; and (ii) a proposal to amend the Trust Agreement requiring the Company to, deposit into the Trust Account the lesser of (x) $150,000 or (y) $0.04 per share for each public share that is not redeemed in connection with the Extraordinary General Meeting for each such one-month extension up to a maximum of $900,000 for a total of six one (1) month extensions until February 5, 2024, unless the Closing of the Company’s initial business combination shall have occurred, subject to the terms and conditions of the Amended and Restated Articles of Association, and the Trust Agreement, and updating related defined terms; and

NOW THEREFORE, IT IS AGREED:

1. Section 1(i) of the Trust Agreement is hereby amended and restated in its entirety as follows:

“(i) Commence liquidation of the Trust Account only after and promptly after (x) receipt of, and only in accordance with, the terms of a letter from the Company (“Termination Letter”) in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, as applicable, signed on behalf of the Company by at least two of its Chief Executive Officer, Chief Financial Officer, President, Executive Vice President, Vice President, Secretary or Chairman of the board of directors of the Company (the “Board”) or other authorized officer of the Company, and, in the case of a Termination Letter in a form substantially similar to the attached hereto as Exhibit A, acknowledged and agreed to by the Representative, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest not previously released to the Company to pay its taxes (less up to $100,000 of interest that may be released to the Company to pay dissolution expenses), only as directed in the Termination Letter and the other documents referred to therein, or (y) the date which is the later of (1) 30 months after the closing of the Offering or up to 36 months after the closing of the Offering if the Company exercises the six-month one month extensions described in the Company’s Amended and Restated Articles of Association, as it may be further amended, and (2) such later date as may be approved by the Company’s shareholders in accordance with the Company’s amended and restated articles of association (“Charter”) if a Termination Letter has not been received by the Trustee prior to such date, in which case the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B and the Property in the Trust Account, including interest not previously released to the Company to pay its taxes (less up to $100,000 of interest that may be released to the Company to pay dissolution expenses) shall be distributed to the Public Shareholders of record as of such date; provided, however, that in the event the Trustee receives a Termination Letter in a form substantially similar to Exhibit B hereto, or if the Trustee begins to liquidate the Property because it has received no such Termination Letter by the date specified in clause (y) of this Section 1(i), the Trustee shall keep the Trust Account open until twelve (12) months following the date the Property has been distributed to the Public Shareholders;”

2. A new Section 1(m) shall be added as follows:

“(m) Upon receipt of an extension letter (“Extension Letter”) substantially similar to Exhibit E hereto at least five business days prior to the application termination date (as may be extended in accordance with Section 1(i), signed on behalf of the Company by an executive officer, and receipt of the dollar amount specified in the Extension Letter on or prior to such termination date (if and as applicable), to follow the instructions set forth in the Extension Letter.”

3. The following defined term in the Trust Agreement shall be amended and restated in their entirety:

“Trust Agreement” shall mean that certain Investment Management Trust Agreement dated February 5, 2021, between Kernel Group Holdings, Inc. and Continental Stock Transfer & Trust Company.”

4. The term “Property” shall be deemed to include any Extension Fee paid to the Trust Account in accordance with the terms of the Amended and Restated Articles of Association and the Trust Agreement.

5. A new Exhibit E of the Trust Agreement is hereby added as follows:

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, N.Y. 10004

Attn: Mark Zimkind

Re: Trust Account — Extension Letter

Gentlemen:

Pursuant to paragraphs 1(j) and 1(m) of the Investment Management Trust Agreement between Kernel Group Holdings, Inc. (“Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of February 5, 2021, (“Trust Agreement”), this is to advise you that the Company is extending the time available in order to consummate a Business Combination with the Target Businesses for an additional six months, from August 5, 2023 to February 5, 2024 (the “Extension”). Capitalized words used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement. This Extension Letter shall serve as the notice required with respect to Extension prior to the Applicable Deadline. In accordance with the terms of the Trust Agreement, we hereby authorize you to deposit the Extension Fee in the amount of the lesser of (x) $150,000 or (y) $0.04 per share for each public share that is not redeemed in connection with the Extraordinary General Meeting for each such one-month extension until February 5, 2024, unless the Closing of the Company’s initial business combination shall have occurred, which will be wired to you, into the Trust Account investments upon receipt.

Very truly yours,

KERNEL GROUP HOLDINGS, INC.

By:
Name:	Suren Ajjarapu
Title:	Chief Executive Officer

6. All other provisions of the Trust Agreement shall remain unaffected by the terms hereof.

7. This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument. A facsimile signature or electronic signature shall be deemed to be an original signature for purposes of this Amendment.

8. This Amendment is intended to be in full compliance with the requirements for an Amendment to the Trust Agreement as required by Section 6(c) and Section 6(d) of the Trust Agreement, and every defect in fulfilling such requirements for an effective amendment to the Trust Agreement is hereby ratified, intentionally waived and relinquished by all parties hereto.

9. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

IN WITNESS WHEREOF, the parties have duly executed this First Amendment to the Investment Management Trust Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

By:	/s/ Francis Wolf
Name:	Francis Wolf
Title:	Vice President

KERNEL GROUP HOLDINGS, INC.

By:	/s/ Suren Ajjarapu
Name:	Suren Ajjarapu
Title:	Chief Executive Officer